UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2021

OWL ROCK TECHNOLOGY FINANCE CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55977	83-1273258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 16, 2021 (the “Closing Date”), ORTF Funding I LLC (the “ORTF Funding I”), a Delaware limited liability company and a newly formed subsidiary of Owl Rock Technology Finance Corp., a Maryland corporation (the “Company” or “us”) entered into a Credit Agreement (the “Secured Credit Facility”), with ORTF Funding I LLC, as Borrower, the lenders from time to time parties thereto (the “Lenders”), Goldman Sachs Bank USA as Sole Lead Arranger, Syndication Agent and Administrative Agent, State Street Bank and Trust Company as Collateral Administrator and Collateral Agent and Alter Domus (US) LLC as Collateral Custodian. On the Closing Date, ORTF Funding I and Goldman Sachs Bank USA, as Administrative Agent, also entered into a Margining Agreement relating to the Secured Credit Facility (the “Margining Agreement”).

From time to time, the Company expects to sell and contribute certain investments to ORTF Funding I pursuant to a Sale and Contribution Agreement by and between the Company and ORTF Funding I. No gain or loss will be recognized as a result of the contribution. Proceeds from the Secured Credit Facility will be used to finance the origination and acquisition of eligible assets by ORTF Funding I, including the purchase of such assets from the Company. The Company retains a residual interest in assets contributed to or acquired by ORTF Funding I through its ownership of ORTF Funding I. The maximum principal amount which may be borrowed under the Credit Facility is $300 million; the availability of this amount is subject to a borrowing base test, which is based on the value of ORTF Funding I’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits.

The Secured Credit Facility provides for the ability to draw and redraw revolving loans under the Secured Credit Facility for a period of up to three years after the Closing Date. Unless otherwise terminated, the Secured Credit Facility will mature on November 16, 2026 (the “Stated Maturity”). Prior to the Stated Maturity, proceeds received by ORTF Funding I from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the Stated Maturity, ORTF Funding I must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company. The Credit facility may be permanently reduced, in whole or in part, at the option of ORTF Funding I subject to payment of a premium for a period of time.

Amounts drawn bear interest at a reference rate (initially LIBOR) plus a spread of 2.625% and the spread is payable on the amount by which the undrawn amount exceeds a minimum threshold, initially zero and ramping to 75% of the commitment amount. The undrawn amount of the of the commitment not subject to such spread payment is subject to an undrawn fee of 0.50% per annum. Certain additional fees are payable on each payment date to Goldman Sachs Bank USA as Administrative Agent. In addition, under the Margining Agreement and Credit Agreement, ORTF Funding I is required to post cash margin (or in certain cases, additional eligible assets) to the Administrative Agent if a borrowing base deficiency occurs or if the weighted average price gap (as defined in the Margining Agreement), which is a measure of the excess of the aggregate value assigned to ORTF Funding I’s assets for purposes of the borrowing base test over the total amount drawn under the Secured Credit Facility, falls below 20%.

The Secured Credit Facility contains customary covenants, including certain maintenance covenants, and events of default. The Secured Credit Facility is secured by a perfected first priority security interest in the assets of ORTF Funding I and on any payments received by ORTF Funding I in respect of those assets. Assets pledged to the Lenders will not be available to pay the debts of the Company.

Borrowings of ORTF Funding I are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.

The description above is only a summary of the material provisions of the Secured Credit Facility and is qualified in its entirety by reference to the agreements which are filed as Exhibits 10.1, 10.2 and 10.3 to this current report on Form 8-K and are incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

As of November 17, 2021, the Company had no borrowings outstanding under the Secured Credit Facility.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On November 16, 2021, the Company and Owl Rock Technology Advisors LLC (the “Advisor”), on the one hand, entered into a Purchase Agreement (the “Purchase Agreement”) with SMBC Nikko Securities America, Inc., ING Financial Markets LLC, MUFG Securities Americas Inc. and Truist Securities, Inc., as representatives of the several initial purchasers listed on Schedule 1 thereto (the “Initial Purchasers”), on the other hand, which Purchase Agreement relates to the Company’s sale of an additional $250 million aggregate principal amount of its 4.75% Notes due 2025 (the “Notes”) to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A promulgated under the Securities Act. The Company is relying upon these exemptions from registration based in part on representations made by the Initial Purchasers. The Purchase Agreement also includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act. The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The closing of the private placement is expected to occur on November 23, 2021, subject to customary closing conditions. The Company intends to use the net proceeds to pay down a portion of its existing indebtedness.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of November 16, 2021, among ORTF Funding I LLC, as Borrower, the Lenders referred to therein, Goldman Sachs Bank USA, as Sole Lead Arranger, Syndication Agent and Administrative Agent, State Street Bank and Trust Company, as Collateral Administrator and Collateral Agent, and Alter Domus (US) LLC, as Collateral Custodian.

10.2	Sale and Contribution Agreement, dated as of November 16, 2021, between Owl Rock Technology Finance Corp., as Seller and ORTF Funding I LLC, as Purchaser.

10.3	Margining Agreement, dated as of November 16, 2021, between ORTF Funding I LLC, as Borrower, and Goldman Sachs Bank USA, as Administrative Agent and Calculation Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Technology Finance Corp.

November 17, 2021	By:	/s/ Jonathan Lamm
		Name:	Jonathan Lamm
		Title:	Chief Financial Officer and Chief Operating Officer